UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-6562496
(State or Other Jurisdiction of Incorporation)	(IRS Employer ID Number)

c/o Invesco PowerShares Capital Management LLC
3500 Lacey Road, Suite 700
Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

001-33020

(Commission File Number)

(630) 868-7179

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Invesco PowerShares Capital Management LLC (“Invesco”) is the managing owner of the PowerShares DB G10 Currency Harvest Fund (the “Fund”). On February 25, 2015, Invesco announced that it had temporarily suspended the ability of Authorized Participants to purchase new Creation Baskets in the Fund, in connection with the transition to Invesco as managing owner of the Fund. Effective February 26, 2015, Invesco has resumed accepting orders for Authorized Participants to purchase new Creation Baskets in the Fund.

It is possible that the market value of the Fund’s shares may be affected by the resumption of issuances of shares of the Fund, and the market value may be higher or lower than the intraday indicative value of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	Invesco PowerShares Capital Management LLC,
its Managing Owner

	By:	/s/ Anna Paglia
	Name:	Anna Paglia
	Title:	Head of Legal

Date: February 25, 2015

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